EXHIBIT 99.1


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                             Contact:  Daniel L. Krieger,
                                                            Chairman & President

                                                                     or

                                                            John p. Nelson,
                                                            Vice President

OCtober 15, 2004                                                  (515) 232-6251


                            AMES NATIONAL CORPORATION
                                    ANNOUNCES
                             THIRD QUARTER EARNINGS



Ames National Corporation is headquartered in Ames, Iowa with five banks including twelve banking offices in central Iowa. Affiliate banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co.,
Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

Net income for the quarter ended September 30, 2004 was $3,372,000, 4% higher than the $3,241,000 earned in the third quarter last year. Earnings per share were $1.08 for the quarter slightly higher than the $1.03 earned in the same period in 2003. Return on average assets was 1.70% compared to 1.78% in third quarter 2003. Return on average equity was 12.66% for the three months ended September 30, 2004 which compares to 12.42% posted a year ago. The efficiency ratio for third quarter was 45.85% compared to 44.02% for the same period last year. Net interest margin for the third quarter 2004 was 3.95%, slightly less than the 4.10% for third quarter 2003. Net loan recoveries totaled $99,000 for the three months ended September 30, 2004 compared to net loan charge-offs of $19,000 for the three months ended September 30, 2003. A loan recovery at First National Bank of $136,000 relating to a problem commercial credit resulted in a negative provision for loan losses for the third quarter.

The Company recorded higher earnings for third quarter 2004 despite much lower gains from securities transactions and secondary market loan fees. Contributing to this quarter's earnings was higher net interest income and the fact that non interest expense was only slightly higher than third quarter 2003.

For the nine month period ending September 30, 2004, the Company earned net income of $9,199,000, or $2.94 per share, a 5% increase over net income of $8,760,000, or $2.80 per share, earned a year ago. A stable net interest margin and a higher volume of earning assets resulted in an additional $1,315,000 in net interest income for the first nine months of 2004 compared to the same period a year ago. For the first nine months of 2004, the improved net interest income was offset by lower security gains and lower secondary market mortgage loan fees. Net interest margin for the first three quarters was 4.00% compared to 4.02% for the same period in 2003. Net loan recoveries totaled $56,000 for the nine months ended September 30, 2004 compared to net loan charge-offs of $321,000 for the nine months ended September 30, 2003.

Total assets reached a record $800 million, $62 million higher than the third quarter of 2003 with significant growth in both loans and investments.

Deposits increased to $648,917,000 for third quarter 2004, an 8% increase over the $602,522,000 recorded in third quarter 2003 with interest bearing checking account deposits accounting for most of the increase.

Loans rose 12% to a record $387,743,000, a $42 million increase over third quarter 2003 with commercial real estate accounting for most of the gain.

Third quarter 2004 capital rose 5% to $109,644,000 compared to $104,836,000 on September 30, 2003. Included in capital are unrealized capital gains on securities available for sale in the amount of $7,842,000, compared to $7,850,000 posted at the end of third quarter 2003. Capital represented 13.7% of total assets at the end of third quarter 2004.

Company stock, which is listed on the Bulletin Board under the symbol ATLO, closed at $71.00 on September 30, 2004. During third quarter the price ranged from $62.25 to $71.50. The third quarter dividend paid was $.49 per share compared to $.46 per share paid in the same quarter a year ago. The Company has recently submitted an application to have it common stock listed on NASDAQ SmallCap Market. In order to comply with the listing requirements for NASDAQ, the Company has amended its Audit Committee Charter which can be viewed at www.amesnational.com.

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets
                                   (unaudited)

                                                                  September 30,    September 30,
                            Assets                                     2004            2003
                                                                  ------------------------------
Cash and due from banks .......................................   $  30,392,905    $  23,786,945
Federal funds sold ............................................         335,000       47,983,000
Interest bearing deposits in financial institutions ...........       9,214,595        6,000,000
Securities available-for-sale .................................     356,253,991      300,766,501
Loans receivable, net .........................................     387,402,492      342,674,299
Loans held for sale ...........................................         340,150        2,328,828
Bank premises and equipment, net ..............................       8,783,819        8,551,794
Accrued income receivable .....................................       6,716,873        6,314,908
Other assets ..................................................         908,172          358,198
                                                                  ------------------------------
           Total assets .......................................   $ 800,347,997    $ 738,764,473
                                                                  ==============================

              Liabilities and Stockholders' Equity
Liabilities:
Deposits:
   Demand .....................................................   $  65,855,704    $  63,523,911
   NOW accounts ...............................................     173,726,694      137,857,750
   Savings and money market ...................................     171,534,487      166,661,183
   Time, $100,000 and over ....................................      66,861,191       63,297,586
   Other time .................................................     170,939,177      171,181,614
                                                                  ------------------------------
           Total deposits .....................................     648,917,253      602,522,044

Federal funds purchased and securities
   sold under agreements to repurchase ........................      32,992,304       22,452,228
Dividends payable .............................................       3,074,325        2,882,409
Deferred taxes ................................................       2,553,015        2,749,662
Accrued interest and other liabilities ........................       3,166,620        3,322,574
                                                                  ------------------------------
           Total liabilities ..................................     690,703,517      633,928,917
                                                                  ------------------------------

Stockholders' Equity:
   Common stock, $5 par value;  authorized 6,000,000 shares;
     issued 3,153,230 shares at  September  30, 2004 and 2003;
     outstanding 3,137,066 shares at September 30, 2004
     and  3,133,053 shares at September 30, 2003 ..............      15,766,150       15,766,150
   Additional paid-in-capital .................................      25,378,746       25,351,979
   Retained earnings ..........................................      61,546,936       56,977,374
   Treasury stock, at cost; 16,164 shares at September 30, 2004
     and 20,177 shares at September 30, 2003 ..................        (889,020)      (1,109,735)
   Accumulated other comprehensive income - net unrealized gain
     on securities available-for-sale .........................       7,841,668        7,849,788
                                                                  ------------------------------
           Total stockholders' equity .........................     109,644,480      104,835,556
                                                                  ------------------------------
           Total liabilities and stockholders' equity .........   $ 800,347,997    $ 738,764,473
                                                                  ==============================

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                        Consolidated Statements of Income
                                   (unaudited)

                                                                             Three Months Ended         Nine Months Ended
                                                                                September 30,              September 30,
                                                                         ------------------------------------------------------
                                                                             2004           2003         2004          2003
                                                                         ------------------------------------------------------
Interest and dividend income:
   Loans .............................................................   $ 5,721,244    $ 5,576,844   $16,545,006   $16,784,078
   Securities
     Taxable .........................................................     2,157,631      1,841,920     6,385,422     5,518,204
     Tax-exempt ......................................................     1,061,069        940,760     3,206,725     2,553,150
   Federal funds sold ................................................         3,065        121,263        81,161       534,865
   Dividends .........................................................       380,838        337,259     1,129,368     1,018,103
                                                                         ------------------------------------------------------
Total Interest Income ................................................     9,323,847      8,818,046    27,347,682    26,408,400
                                                                         ------------------------------------------------------

Interest expense:
   Deposits ..........................................................     2,470,179      2,392,420     7,144,678     7,664,617
   Other borrowed funds ..............................................       192,070         74,735       360,697       216,069
                                                                         ------------------------------------------------------
Total Interest Expense ...............................................     2,662,249      2,467,155     7,505,375     7,880,686
                                                                         ------------------------------------------------------

         Net interest income .........................................     6,661,598      6,350,891    19,842,307    18,527,714

Provision for loan losses ............................................       (63,820)        87,000       204,888       512,740
                                                                         ------------------------------------------------------
         Net interest income after provision for loan losses .........     6,725,418      6,263,891    19,637,419    18,014,974
                                                                         ------------------------------------------------------

Non-interest income:
   Trust department income ...........................................       266,539        279,157       875,697       881,259
   Service fees ......................................................       503,027        395,491     1,320,895     1,137,490
   Securities gains, net .............................................        19,821        539,623        51,363     1,186,230
   Gain on sale of loans held for sale ...............................       125,764        366,978       473,505       937,974
   Merchant and ATM fees .............................................       137,384        164,179       406,789       412,213
   Other .............................................................       365,236        186,193       680,362       484,002
                                                                         ------------------------------------------------------
         Total non-interest income ...................................     1,417,771      1,931,621     3,808,611     5,039,168
                                                                         ------------------------------------------------------

Non-interest expense:
   Salaries and employee benefits ....................................     2,240,214      2,204,712     6,768,289     6,699,133
   Occupancy expenses ................................................       250,782        341,562       755,734       841,908
   Data processing ...................................................       482,341        504,643     1,590,621     1,589,780
   Other operating expenses ..........................................       730,908        594,914     1,918,551     1,793,681
                                                                         ------------------------------------------------------

         Total non-interest expense ..................................     3,704,245      3,645,831    11,033,195    10,924,502
                                                                         ------------------------------------------------------

         Income before income taxes ..................................     4,438,944      4,549,681    12,412,835    12,129,640

Income tax expense ...................................................     1,066,557      1,309,039     3,213,867     3,369,445
                                                                         ------------------------------------------------------
         Net income ..................................................   $ 3,372,387    $ 3,240,642   $ 9,198,968   $ 8,760,195
                                                                         ======================================================

Basic and diluted earnings per share .................................   $      1.08    $      1.03   $      2.94   $      2.80
                                                                         ======================================================

Declared dividends per share .........................................   $      0.49    $      0.46   $      1.93   $      1.82
                                                                         ======================================================

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